Exhibit 99.1

CDTi Advanced Materials, Inc. Reports Second Quarter 2018 Financial Results

Oxnard, California —August 14, 2018 — CDTi Advanced Materials, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced catalyst materials technology, reported its financial results for the second quarter ended June 30, 2018.

Matthew Beale, CDTi’s CEO, stated, “In the second quarter of 2018, we achieved a key milestone as our materials technology was selected by a global OEM for inclusion in next generation exhaust systems. We also made further progress with catalyst coaters in India and China, which we believe will lead to direct relationships with OEMs as they become confident of the adoption of our novel technology in the market.

“Subsequent to the second quarter, we raised net proceeds of $2.2 million from a rights offering we closed on July 25th. The completion of the rights offering is another step toward CDTi’s goal of sustainable long-term profitability and growth in its advanced materials business.”

In line with CDTi’s strategy to provide its catalyst technology to other catalyst manufacturers in the form of functional powders or material systems, the company is no longer selling coated catalysts and has exited its Coated Catalyst business. CDTi’s exit of the Coated Catalyst business qualifies as discontinued operations and therefore has been presented as such for all reporting periods.

Financial Highlights: Second Quarter 2018 compared to Second Quarter 2017

•                  Total revenue was $2.4 million, compared to $3.6 million.

•            Emissions control systems revenue was $1.9 million, compared to $3.0 million.

•            Technology and advanced materials revenue was $0.5 million, compared to $0.6 million.

•                  Gross margin was 32%, compared to 36%.

•                  Total operating expenses in the second quarter of 2018 were $1.9 million, compared to $2.2 million in the first quarter of 2017 as CDTi continues to align costs with its advanced materials strategy.

•                  Net loss from continuing operations was $1.5 million, or $0.09 per share, compared to a net loss from continuing operations of $1.0 million, or $0.05 per share in the second quarter of 2017.

•                  Cash at June 30, 2018, was $1.8 million, compared to $2.8 million at December 31, 2017.

•                  On July 25, 2018, CDTi received net proceeds of $2.2 million from the company’s rights offering.

Financial Highlights: Six months ended June 30, 2018 compared to 2017

•                  Total revenue for the first six months of 2017 was $4.6 million, compared to $7.4 million for the same prior year period.

•                  Gross margin was 39%, compared to 24% in the same prior year period.

•                  Total operating expenses for the first six months of 2018 were $4.1 million compared to $5.9 million in the same prior year period.

•                  Net loss from continuing operations for the first six months of 2018 was $2.3 million, or $0.15 per share compared to net loss of from continuing operations of $5.0 million, or $0.32 per share, in the same prior year period.

Company Outlook

The company currently expects 2018 revenue of approximately $12 million. With the implementation of local partnerships in China and India the company believes that a growing pipeline of customers will begin to generate material revenue beginning in 2018 and accelerating into 2019.

In addition to materials applications generating revenue in 2018, the company expects it will have established at least one partnership for deployment of its Spinel™ technology in fuel cell and advanced battery applications during the year.

Conference Call and Webcast Information

CDTi will host a conference call and live webcast beginning at 2:00 p.m. Pacific Time today, August 14th, to discuss its financial results and its business outlook. This conference call will contain forward-looking information. To participate in the conference call, please dial +1 (877) 303-9240 and international participants should dial +1 (760) 666-3571. The conference code is 6755135. The conference call will be webcast live on the CDTi website at www.cdti.com under the “Investor Relations” section. To listen to the live webcast, participants should visit the site at least 15 minutes prior to the conference to download any required streaming media software. An archived recording of the conference call will be available on the CDTi website for 30 days. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 if dialing in internationally. The passcode is 6755135.

About CDTi Advanced Materials

CDTi Advanced Materials, Inc. (NASDAQ: CDTI) develops advanced materials technology for the emissions control and other catalysis markets. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions from on- and off-road combustion engine systems at significantly lower cost. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) approach delivers those technologies to customers in a ready to use powder form. Key technology platforms include Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

2

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l) obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals; (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Moriah Shilton or Kirsten Chapman

LHA Investor Relations

+1 415 433 3777

cdti@lhai.com

[Tables to follow]

3

CDTi ADVANCED MATERIALS, INC.

Condensed Consolidated Balance Sheet

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$1,779	$2,807
Accounts receivable, net	2,011	1,877
Inventories	1,126	1,355
Prepaid expenses and other current assets	245	656
Current assets of discontinued operations	599	1,524
Total current assets	5,760	8,219
Property and equipment, net	365	414
Intangible assets, net	970	1,051
Deferred tax assets	—	644
Other assets	94	62
Assets of discontinued operations	105	424
Total assets	$7,294	$10,814
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,520	$1,684
Accrued expenses and other current liabilities	886	1,539
Income taxes payable	807	789
Liabilities of discontinued operations	1,328	2,421
Total current liabilities	4,541	6,433
Other liabilities	—	—
Liabilities of discontinued operations	462	—
Total liabilities	5,003	6,433
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share: authorized 100,000; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share: authorized 50,000,000; issued and outstanding 15,908,736 and 15,803,736 shares at June 30, 2018 and December 31, 2017, respectively	158	158
Additional paid-in capital	238,729	238,455
Accumulated other comprehensive loss	(6,004)	(5,886)
Accumulated deficit	(230,592)	(228,346)
Total stockholders’ equity	2,291	4,381
Total liabilities and stockholders’ equity	$7,294	$10,814

CDTi ADVANCED MATERIALS, INC.

Condensed Consolidated Statement of Operations

(in thousands, except percentage and per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	% of Revenues	2017	% of Revenues	2018	% of Revenues	2017	% of Revenues

Emission control systems	$1,937	80%	$2,990	84%	$3,718	80%	$6,636	90%
Technology and advanced materials	496	20%	566	16%	912	20%	769	10%
Revenues	$2,433	100%	$3,556	100%	$4,630	100%	$7,405	100%
Gross profit	767	32%	1,265	36%	1,805	39%	1,752	24%
Operating expenses:
Research and development	621		917		1,321		1,911
Selling, general and administrative	1,300		1,899		2,734		4,607
Severance and other charges	—		(619)		—		(619)
Total operating expenses	1,921		2,197		4,055		5,899
Loss from continuing operations	(1,154)		(932)		(2,250)		(4,147)
Other income (expense):
Interest expense, net	—		(67)		—		(190)
Loss on extinguishment of debt	—		—		—		(194)
Gain (loss) on change in fair value of liability-classified warrants	170		4		534		(334)
Gain on sale of DuraFit	—		—		—		—
Other expense, net	217		184		122		83
Total other income (expense)	387		121		656		(635)
Loss from continuing operations before income taxes	(767)		(811)		(1,594)		(4,782)
Income tax expense (benefit) from continuing operations	704		169		741		168
Net loss from continuing operations	(1,471)		(980)		(2,335)		(4,950)
Net (loss) income from discontinued operations	(481)		595		89		1,469
Net loss	$(1,952)		$(385)		$(2,246)		$(3,481)
Basic and diluted net (loss) income per common share:
Net loss from continuing operations	$(0.09)		$(0.05)		$(0.15)		$(0.32)
Net (loss) income from discontinued operations	$(0.03)		$0.04		$0.01		$0.09
Net loss	$(0.12)		$(0.01)		$(0.14)		$(0.22)
Weighted average shares outstanding — basic	15,876		15,708		15,840		15,706
Weighted average shares outstanding — diluted	15,876		16,408		15,840		15,936